Calculation of Filing Fee Tables
S-4
Cartesian Growth Corp III
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per shares	Other	143,912,243	$ 10.25	$ 1,475,100,490.75	0.0001381	$ 203,711.38
Fees to be Paid	2	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	Other	16,200,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Common Stock issuable upon exercise of warrants	Other	16,200,000	$ 11.50	$ 186,300,000.00	0.0001381	$ 25,728.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,661,400,490.75		$ 229,439.41
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 229,439.41
Offering Note
[1]	1 (a). The number of shares of Series A common Stock ("Series A Common Stock") of Cartesian Growth Corporation III ("Cartesian"), which will be renamed "Factorial Holdings, Inc." at the closing of the Business Combination ("Pubco"), being registered includes 27,600,000 of Cartesian's Class A ordinary shares that were sold pursuant to Cartesian's Registration Statement on Form S-1 (File No. 333-284565), each of which will automatically convert into shares of Series A Common Stock of PubCo in the Domestication and remain outstanding following the Business Combination. 1 (b). Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. 1(c). Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Cartesian's Class A ordinary shares on the Nasdaq Capital Market ("Nasdaq") on March 24, 2026 ($10.25 per share), in accordance with Rule 457(f)(1).

[2]	2(a). The number of warrants to acquire shares of Class A Common Stock being registered represents (i) 13,800,000 warrants issued in the IPO ("Public Warrants") and (ii) 2,400,000 warrants acquired by Cantor Fitzgerald & Co. ("Cantor") for an aggregate purchase price of $2,400,000 in a private placement simultaneously with the closing of the IPO ("Cantor Warrants"). The Public Warrants and the Cantor Warrants will automatically be converted by operation of law into warrants to acquire shares of Series A Common Stock of PubCo as a result of the Domestication. 2(b). The maximum number of Public Warrants and Cantor Warrants and shares of Series A Common Stock of PubCo issuable upon exercise of the Public Warrants and Cantor Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Public Warrants and Cantor Warrants has been allocated to the shares of Series A Common Stock of PubCo issuable upon exercise of the Public Warrants and Cantor Warrants and included in the registration fee as calculated in footnote (7) below. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. 2(c). See Footnote 1.

[3]	3(a). Represents shares of Series A Common Stock of PubCo to be issued upon the exercise of the Public Warrants and the Cantor Warrants. 3(b). Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. 3(c). See Footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date